UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2014

Commission file number 001-32511
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IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 17, 2014, IHS Inc. (“IHS” or “we” or “us” or “our”) amended, restated, and refinanced our $700 million term loan credit agreement (as amended and restated, the “2013 credit facility”) by and among IHS, as guarantor, IHS Global Inc., as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent. Under the 2013 credit facility, we incurred $25.0 million of borrowings to replace previously amortized principal and extended the maturity of the 2013 credit facility to 2019. Borrowings under the 2013 credit facility bear interest, at our option, based on the prime rate or the Federal Funds rate plus, in each case, margins ranging from 0.00 percent to 0.75 percent or LIBOR plus margins ranging from 1.00 percent to 1.75 percent based on our Leverage Ratio, as defined under the 2013 credit facility. The 2013 credit facility also contains certain financial and other covenants, including a maximum Leverage Ratio and minimum Interest Coverage Ratio of 3.50x and 3.00x, respectively.

On October 17, 2014, we also entered into a new $1,300.0 million senior unsecured revolving credit agreement (the “2014 revolving facility”) by and among IHS, IHS Global Inc., IHS Holding Inc. and any other domestic subsidiary of IHS approved as a US Borrower, IHS Group Holdings Limited, IHS Global Limited, IHS Global S.A., IHS Global Canada Limited, IHS EMEA Holdings SARL, IHS Luxembourg SARL, and any other foreign subsidiary of IHS approved as a Foreign Borrower, as borrowers, the lenders party thereto, and Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint bookrunners and joint lead arrangers. Commitments of $500.0 million under the 2014 revolving facility are available for borrowing by certain of our foreign subsidiaries and $50.0 million is available for letters of credit. Subject to certain conditions, the 2014 revolving facility may be expanded by up to $500.0 million in the aggregate in additional commitments. Borrowings under the 2014 revolving facility mature in 2019 and bear interest at the same rates and margins as the 2013 credit facility. The agreement governing the 2014 revolving facility also contains certain financial and other covenants, including a maximum Leverage Ratio and minimum Interest Coverage Ratio of 3.50x and 3.00x, respectively.

References to the terms of the 2013 credit facility and 2014 revolving facility are qualified in their entirety by reference to the full text of the agreements governing those facilities, which are planned to be filed with the IHS annual report on Form 10-K for the fiscal year ending November 30, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On October 15, 2014, the Human Resources Committee (the “HR Committee”) of the Board of Directors of IHS approved the adoption of the IHS Inc. Deferred Compensation Plan (the “Plan”), effective as of December 1, 2014. The Plan is an unfunded, nonqualified deferred compensation plan designed to allow a select group of our management or highly compensated employees, including our named executive officers, to save for retirement on a tax-deferred basis. The Plan is intended to comply with the requirements of 409A of the Internal Revenue Code of 1986, as amended.

References to the terms of the Plan are qualified in their entirety by reference to the full text of the Plan, which is planned to be filed with the IHS annual report on Form 10-K for the fiscal year ending November 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: October 20, 2014	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and Corporate Secretary